UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 4, 2024 (November 27, 2024)

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-1831409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 E. Idaho Street, Suite 102-Box 604 Elko, NV	89801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 557-4550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Offering and Private Placement Transaction

On November 27, 2024, U.S. Gold Corp., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement with certain investors (the “Securities Purchase Agreement”) providing for the issuance and sale by the Company in a registered direct offering (the “Offering”) an aggregate of 1,457,700 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) at a purchase price of $7.00 per share (the “Offering Shares”) and warrants to purchase up to 728,850 shares of Common Stock at an exercise price of $9.50 per share (the “Warrants”). After the close of the Offering, the Company’s common shares issued and outstanding is expected to be 12,323,116.

Each Warrant is exercisable six months from the date of issuance and has a term expiring three years after such initial issuance date. The aggregate gross proceeds from the Offering shall be approximately $10.2 million, before deducting estimated offering expenses.

The Offering Shares, Warrants and the shares of common stock underlying the Warrants are registered pursuant to the Company’s registration statement on Form S-3 (File No. 333-262415), and a prospectus supplement thereto filed with the Securities and Exchange Commission.

The Company did not retain a placement agent in connection with the Offering.

The Company intends to use the proceeds from the Offering for working capital requirements and general corporate purposes.

The Offering is expected to close on December 6, 2024, subject to the satisfaction of customary closing conditions.

Item 7.01	Regulation FD Disclosure.

On November 27, 2024, U.S. Gold issued a press release announcing the Offering and the entry into the Securities Purchase Agreement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits.

The foregoing descriptions of the Securities Purchase Agreement, Offering Shares and Warrants are not complete and are subject to, and qualified in their entirety by, reference to the full text of the such documents, copies of which are filed as Exhibits 10.1 and 4.1 to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the opinion of Davis Graham & Stubbs LLP relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Warrant.
5.1	Opinion of Davis Graham & Stubbs LLP.
10.1	Form of Securities Purchase Agreement between U.S. Gold Corp. and certain investors.
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).
99.1	Press Release dated November 27, 2024.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The foregoing exhibit relating to Item 7.01 are intended to be furnished to, not filed with, the Securities and Exchange Commission pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Gold corp.

Date: December 4, 2024	By:	/s/ Eric Alexander
	Name:	Eric Alexander
	Title:	Chief Financial Officer